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                                                                   EXHIBIT 23(b)

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the registration statements of Williams Holdings of Delaware, Inc. shown below of our report dated
January 27, 1998 (March 3, 1998, as to Notes 2 and 16 to the MAPCO Inc. consolidated financial statements) with respect to the consolidated financial statements of MAPCO Inc., which report includes explanatory paragraphs relating to certain litigation to which MAPCO Inc. is a defendant and the change in its method of accounting for business process reengineering activities to conform to the consensus reached by the Emerging Issues Task Force in Issue No. 97-13, appearing in this Annual Report of Williams Holdings of Delaware, Inc. on Form 10-K for the year ended December 31, 1998.

Form S-3:      Registration No. 333-20927
               Registration No. 333-24683
               Registration No. 333-35097


/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Tulsa, Oklahoma
March 26, 1999